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                                                                    Exhibit 99-A


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     The undersigned, being the Chief Executive Officer of National Steel Corporation (the "Company"), hereby certifies pursuant to 18 U.S.C. s.s. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Company's Form 10-Q for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     Executed as of this 14th day of May 2003.


                           /s/  Mineo Shimura
                           ---------------------
                           Mineo Shimura
                           Chairman of the Board and Chief Executive Officer


This Certification accompanies the Report pursuant to s.s. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of s.s. 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to National Steel Corporation and will be retained by National Steel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.